JOSH ALEXANDER ASSOCIATES

271-19H GRAND CENTRAL PARKWAY
FLORAL PARK, NEW YORK 11005
718-281-2879
FAX 718-281-2882


September 4, 1997

The Great American Backrub Store, Inc
53 West 36th Street
New York, NY 10018

Att: William Zanker, President

Gentlemen:

This letter shall serve to confirm our understanding, wherein and whereby you have retained us, on an non-exclusive basis to locate a merger candidate and/or acquisition for your Company.

We agree to render such efforts on your behalf as we, in our sole discretion, deem necessary. In the event we find a merger candidate and/or acquisition acceptable to you, you agree to pay to us, simultaneously with the closing of such transaction, a fee equal to 15% of the consideration paid or to be paid by you for such acquisition and/or merger, which fee shall be paid in free-trading Common Shares of your Company issued pursuant to a Registration under Form S-8. It is expressly understood and agreed, however, that nothing herein contained shall require you to issue more than 1,000,000 shares of Common Stock to us or our designees in satisfaction of the payment of our fees. (Should 15% represent more then 1,000,000 shares of your Common Stock we agree to accept 1,000,000 shares in full payment our fees).

It is understood and agreed that we shall not be entitled to reimbursement of expenses incurred by us in seeking out and investigating potential merger and/or acquisition candidates for you. However, should we find a merger and/or acquisition candidate acceptable to you, you agree, immediately, upon the signing of a Letter of Intent relative to such merger and/or acquisition candidate, to pay to us $25,000 as and for a non-accountable expense allowance so that we can continue our due diligence of such merger and/or acquisition candidate, on your behalf.

If this letter, generally, expresses our understanding please sign the copy hereof where indicated and return same to us.


JOSH ALEXANDER ASSOCIATES

By /s/ A. Schneider
   -------------------------

Accepted and Agreed to:
THE GREAT AMERICAN BACKRUB STORE INC.,

By /s/ William Zanker
   --------------------------
   William Zanker, Pres.


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JOSH ALEXANDER ASSOCIATES

271-19H GRAND CENTRAL PARKWAY
FLORAL PARK, NEW YORK 11005
718-281-2879
FAX 718-281-2882


October 17, 1997

The Great American Backrub Store, Inc
53 West 36th Street
New York, NY 10018


Gentlemen:

This will confirm our telephonic advise wherein and whereby we have irrevocably agreed to accept a total of 750,000 shares of your Common Stock, registered under Form S-8 as our full compensation as finder in the acquisition of Caribaun.



Very truly yours,

JOSH ALEXANDER ASSOCIATES


BY /s/ Arlene Schneider
   -----------------------------
   Arlene Schneider